Exhibit 5

Hunton & Williams	HUNTON & WILLIAMS LLP RIVERFRONT PLAZA, EAST TOWER 951 EAST BYRD STREET RICHMOND, VIRGINIA 23219-4074 TEL 804 • 788 • 8200 FAX 804 • 788 • 8218
FILE NO: 29387.34
December 12, 2011

Olin Corporation
190 Carondelet Plaza
Suite 1530
Clayton, Missouri 63105

Olin Corporation
Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Olin Corporation, a Virginia corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company on or about December 12, 2011 with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).  The Registration Statement relates to the registration of an indeterminate amount of (i) senior debt securities (the “Senior Debt Securities”), (ii) subordinated debt securities (the “Subordinated Debt Securities” and, collectively with the Senior Debt Securities, the “Debt Securities”), (iii) preferred stock, par value $1.00 per share (the “Preferred Stock”), (iv) common stock, par value $1.00 per share (the “Common Stock”), and (v) warrants to purchase Debt Securities, Common Stock or Preferred Stock (the “Warrants”).  The Debt Securities, Preferred Stock, Common Stock and Warrants are collectively referred to herein as the “Securities.”

We understand that the Senior Debt Securities may be issued under an Indenture, dated as of August 19, 2009, between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee, or under one or more other indentures (the “Senior Debt Indenture”) between the Company and a commercial bank to be selected by the Company, as trustee, and the Subordinated Debt Securities will be issued by the Company under a separate indenture (the “Subordinated Debt Indenture”) to be entered into between the Company and a commercial bank to be selected by the Company, as trustee.  The shares of Preferred Stock will be issued by the Company pursuant to articles of amendment to the Company’s Amended and Restated Articles of Incorporation (the “Articles of Incorporation”), and the shares of Common Stock will be issued by the Company pursuant to the Articles of Incorporation.  We understand that any Warrants will be issued by the Company pursuant to one or more warrant agreements (each, a “Warrant Agreement”) to be entered into between the Company and a bank or trust company to be named by the Company, as warrant agent (the “Warrant Agent”).  The Securities are to be issued in one or more series and will be offered and sold on a continuous or delayed basis pursuant to Rule 415 under the Securities Act, from time to time as set forth in the Registration Statement, the prospectus contained therein (the “Prospectus”) and any amendments or supplements thereto.

ATLANTA   AUSTIN   BANGKOK   BEIJING   BRUSSELS   CHARLOTTE   DALLAS   HOUSTON   LONDON   LOS ANGELES
McLEAN   MIAMI   NEW YORK   NORFOLK   RALEIGH   RICHMOND   SAN FRANCISCO   TOKYO   WASHINGTON
www.hunton.com

Hunton & Williams

Olin Corporation
December 12, 2011

This opinion is being furnished in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K.

We have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, certificates of corporate officers and public officials and such other documents as we have deemed necessary for the purposes of rendering this opinion, including, among other things, (i) the Articles of Incorporation, (ii) the Company’s Bylaws, as amended to the date hereof, (iii) the resolutions adopted by the Company’s Board of Directors on December 8, 2011, (iv) the Registration Statement, including the Prospectus and the documents incorporated therein by reference, (v) the Senior Debt Indenture filed as an exhibit to the Registration Statement, (vi) the form of Subordinated Debt Indenture filed as an exhibit to the Registration Statement and (vii) the certificate issued by the State Corporation Commission of the Commonwealth of Virginia (the “SCC”) on November 17, 2011, and confirmed on the date hereof, to the effect that the Company is existing under the laws of the Commonwealth of Virginia and in good standing.

For purposes of the opinions expressed below, we have assumed (i) the authenticity of all documents submitted to us as originals, (ii) the conformity to the originals of all documents submitted to us as reproductions or certified copies and the authenticity of the originals of such documents, (iii) the accuracy and completeness of all corporate records and other information made available to us by the Company, (iv) the legal capacity of natural persons, (v) the genuineness of all signatures and (vi) the due authorization, execution and delivery of all documents by all parties and the validity, binding effect and enforceability thereof (other than the due authorization, execution and delivery of any and all documents by the Company and the validity, binding effect and enforceability thereof upon the Company).

As to questions of fact material to this opinion, we have relied upon the documents furnished to us by the Company, the certificates and other comparable documents of officers and representatives of the Company, statements made to us in discussions with the Company’s management and certificates of public officials, without independent verification of their accuracy.

Hunton & Williams

Olin Corporation
December 12, 2011

We do not purport to express an opinion on any laws other than those of the Commonwealth of Virginia and the State of New York.

Based upon the foregoing, and subject to the assumptions, qualifications and limitations stated herein, we are of the opinion that:

1. The Company has been duly incorporated and is validly existing and in good standing under the laws of the Commonwealth of Virginia.

2. With respect to any Senior Debt Securities, when (a) the applicable Senior Debt Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the “TIA”), to the extent the applicable Senior Debt Indenture has not previously been qualified under the TIA, (b) the Company’s Board of Directors or a duly constituted, authorized and acting committee thereof (such Board of Directors or committee thereof being hereinafter referred to as the “Board”) has taken all necessary corporate action to authorize and approve the applicable Senior Debt Indenture, to the extent that the applicable Senior Debt Indenture has not previously been approved by the Board, and the issuance and terms of such Senior Debt Securities, including the terms of the offering thereof, (c) the applicable Senior Debt Indenture has been duly executed and delivered by the Company and the applicable trustee, to the extent that the applicable Senior Debt Indenture has not previously been duly executed and delivered by the Company and the applicable trustee, (d) the terms of such Senior Debt Securities and of their issuance, offering and sale have been duly established in conformity with the applicable Senior Debt Indenture and the applicable definitive purchase, underwriting or similar agreement and (e) the Senior Debt Securities have been duly executed and issued by the Company and authenticated by the applicable trustee, and delivered in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor, such Senior Debt Securities will be legally issued and will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms and entitled to the benefits of the applicable Senior Debt Indenture.

Hunton & Williams

Olin Corporation
December 12, 2011

3. With respect to any Subordinated Debt Securities, when (a) the Subordinated Debt Indenture has been duly qualified under the TIA, (b) the Board has taken all necessary corporate action to authorize and approve the Subordinated Debt Indenture and the issuance and terms of such Subordinated Debt Securities, including the terms of the offering thereof, (c) the Subordinated Debt Indenture has been duly executed and delivered by the Company and the applicable trustee, (d) the terms of such Subordinated Debt Securities and of their issuance, offering and sale have been duly established in conformity with the Subordinated Debt Indenture and the applicable definitive purchase, underwriting or similar agreement and (e) the Subordinated Debt Securities have been duly executed and issued by the Company and authenticated by the applicable trustee, and delivered in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor, such Subordinated Debt Securities will be legally issued and will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms and entitled to the benefits of the Subordinated Debt Indenture.

4. With respect to any series of Preferred Stock, when (a) the Board has taken all necessary corporate action to authorize and approve the issuance and terms of any series of Preferred Stock, including the terms of the offering thereof, (b) articles of amendment to the Articles of Incorporation creating the particular series of Preferred Stock have been filed with the SCC and the SCC has issued a certificate of amendment with respect thereto, (c) the certificates representing the shares of Preferred Stock have been duly executed, countersigned and registered and (d) the series of Preferred Stock has been duly issued by the Company and delivered, assuming that at the times of such issuances the Company has a sufficient number of authorized and unissued shares of Preferred Stock available therefor, either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor or (ii) upon conversion or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board, such Preferred Stock will be validly issued, fully paid and nonassessable.

Hunton & Williams

Olin Corporation
December 12, 2011

5. With respect to any Common Stock, when (a) the Board has taken all necessary corporate action to authorize and approve the issuance of the Common Stock, including the terms of the offering thereof, (b) any certificates representing the shares of Common Stock have been duly executed, countersigned and registered and (c) the Common Stock has been duly issued by the Company and delivered, assuming that at the times of such issuances the Company has a sufficient number of authorized and unissued shares of Common Stock available therefor, either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor or (ii) upon conversion or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board, such Common Stock will be validly issued, fully paid and nonassessable.

6. With respect to any Warrants, when (a) the Board has taken all necessary corporate action to authorize and approve the issuance and terms of the Warrants, including the terms of the offering thereof, and the applicable Warrant Agreement, (b) the applicable Warrant Agreement has been duly executed and delivered by the Company and the applicable Warrant Agent and (c) the Warrants have been duly executed by the Company and countersigned by the applicable Warrant Agent in accordance with the applicable Warrant Agreement, and delivered in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor, such Warrants will be legally issued and will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms and entitled to the benefits of the applicable Warrant Agreement.

The opinions set forth above are subject to the qualifications that the validity and enforcement of the Company’s obligations under the Debt Securities and the underlying applicable Senior Debt Indenture or the applicable Subordinated Debt Indenture and the Warrants and the underlying applicable Warrant Agreement may be subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws now or hereafter in effect relating to or affecting creditors’ rights generally, (ii) general principles of equity (whether considered in proceeding at law or in equity) and (iii) concepts of materiality, unconscionability, reasonableness, impracticability or impossibility of performance and any implied covenant of good faith and fair dealing.

Hunton & Williams

Olin Corporation
December 12, 2011

For purposes of the opinions set forth above, we have also assumed that the Company will be validly existing and in good standing as a corporation under the laws of the Commonwealth of Virginia at the time of authorization and of issuance of the applicable Security.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5 to the Registration Statement and the reference to our firm under the heading “Legal Matters” in the Prospectus and the Registration Statement.  In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act and the rules and regulations of the Commission promulgated thereunder.

This opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Securities.  This opinion letter is rendered as of the date hereof, and we disclaim any obligation to advise you of facts, circumstances, events or developments that hereafter may be brought to our attention and that may alter, affect or modify the opinions expressed herein.

                                          Very truly yours,

                                          /s/ Hunton & Williams LLP